Exhibit 10.1

UNISYS CORPORATION

2005 DEFERRED COMPENSATION PLAN

(As amended and restated effective September 19, 2014

except as otherwise noted below)

Article I

Purpose & Authority

1.1 Purpose. The purpose of the Plan is to offer Eligible Executives the opportunity to defer receipt of a portion of their compensation from the Corporation, to receive Corporation Contributions and, effective for the period January 1, 2007 through December 31, 2008, to receive Savings Plan Credits, under terms advantageous to both the Eligible Executive and the Corporation and subject to rules that are intended to satisfy the requirements of Code section 409A.

1.2 Effective Date. The Burroughs’ Officers Deferred Compensation Plan was originally approved by the board of directors of Burroughs Corporation on January 29, 1982. That plan, currently named the Unisys Corporation Deferred Compensation Plan (the “Prior Plan”), has been amended and restated from time to time since its original adoption. Deferrals of compensation earned and vested before January 1, 2005 were made under that plan, and amounts deferred under that plan will continue to be subject to the rules set forth in that plan document. This Plan was adopted February 10, 2005, effective January 1, 2005 (except as otherwise specified below), for deferrals made on and after the Effective Date. Deferrals of compensation earned and vested on or after the Effective Date will be subject to the rules set forth in this Plan document as it may be amended from time to time. The Plan is amended and restated effective September 19, 2014, applicable for deferrals that are effective on or after January 1, 2015.

1.3 Authority. Any decision made or action taken by the Corporation and any of its officers or employees involved in the administration of this Plan, or any member of the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the sole discretion of all and each of them, as the case may be, and will be conclusive and binding on all parties. No member of the Board and no employee of the Corporation shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving the member’s or employee’s bad faith, for anything done or omitted to be done by himself or herself.

Article II

Definitions

2.1 “Account” means, for any Participant, each memorandum account established for the Participant under Section 6.1.

2.2 “Account Balance” means, for any Participant as of any date and with respect to any Account, the aggregate amount reflected in that Account.

2.3 “Annual Incentive Pay” means, for any individual, the amount payable, if any, to such individual under the Unisys Executive Variable Compensation Plan (or under any successor annual incentive plan of the Corporation) or under any other similar annual incentive plan of the Corporation approved by the Senior Vice President, Human Resources, to the extent that the Committee determines such amounts are eligible for deferral hereunder.

2.4 “Beneficiary” means the person or persons designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant or, in the absence of such designation or in the event that such designated person or persons predeceases the Participant, the Participant’s estate.

2.5 “Board” means the Board of Directors of the Corporation.

2.6 “Change in Control” means any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Treasury Regulation section 1.409A-3(i)(5)) (a “Person”) of ownership of 30% or more of the combined voting power of the then outstanding voting securities of the Corporation (the “Outstanding Voting Securities”) during a 12-month period, provided, however, that the acquisition by any corporation pursuant to a transaction described in clauses (1), (2) and (3) of Section 2.6(c) will not constitute a Change in Control; or

(b) During a 12-month period, individuals who constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or disposition of assets of the Corporation that have a total gross fair market value of more than 40% of the total gross fair market value of assets of the Corporation immediately before the acquisition (a “Substantial Portion of Assets”) within a 12-month period (a “Business Combination”), unless, in each case following such Business Combination, (1) all or substantially all of the individuals and entities who were the owners, respectively, of the then outstanding shares of Stock (the “Outstanding Stock”) and Outstanding Voting Securities immediately before the Business Combination own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of the transaction owns (A) the Corporation or (B) a Substantial Portion of Assets of the Corporation acquired within a 12-month period either directly or indirectly through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Corporation or the corporation resulting from the Business Combination) owns, directly or indirectly, 30% or more of, the combined voting power of the then outstanding voting securities of the corporation resulting from the Business Combination except to the extent that the Person owned 30% or more of the Outstanding Voting Securities before the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination were members of the Incumbent Board during the 12-month period immediately preceding the Business Combination; or

(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation, but only to the extent that one Person acquires a Substantial Portion of Assets of the Corporation within a 12-month period in connection with such transaction.

The rules of this Section 2.6 shall be interpreted and applied in accordance with the provisions of Treasury Regulation section 1.409A-3(i)(5).

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the Compensation Committee of the Board, such other committee as may be appointed by the Board to administer the Plan or the person or persons to whom the Compensation Committee or such other committee may have delegated any of the Committee’s authority to administer the Plan.

2.9 “Corporation” or “Unisys” means Unisys Corporation.

2.10 “Corporation Contributions” means discretionary amounts that are credited by the Corporation to the Corporation Contributions Accounts of eligible Participants at any time based on individual or corporate performance or such other criteria as is deemed appropriate by the Corporation.

2.11 “Corporation Contributions Account” means that portion of a Participant’s Account to which any Corporation Contributions under the Plan for him or her are credited.

2.12 “Deferral Election” means an election by an Eligible Executive to defer a portion of his or her compensation from the Corporation under the Plan, as described in Section 3.1.

2.13 “Effective Date” means, except as otherwise noted herein, January 1, 2005, the original effective date of the Plan.

2.14 “Eligible Executive” means, for any calendar year, an employee of the Corporation whose base salary from the Corporation equals or exceeds $178,500 or such other dollar amount determined by the Committee from time to time.

2.15 “Fair Market Value” means, on any date, the sales price of a share of Unisys Common Stock (a) on the New York Stock Exchange as of the official close of the New York Stock Exchange at 4:00 p.m. U.S. Eastern Standard Time or Eastern Daylight Time, as the case may be, on such date, or (b) on such other stock exchange, designated by the Committee in its sole discretion, as of the official close of such exchange on such date.

2.16 “Investment Measurement Option” means any of the hypothetical investment alternatives available for determining the additional amounts to be credited to a Participant’s Account under Section 6.2. As of the Effective Date, the Investment Measurement Options available are generally the investment options available to eligible participants under the USP. Performance Unit Compensation deferred under the Plan will be held as Stock Units.

2.17 “Participant” means an Eligible Executive or former Eligible Executive who has made a Deferral Election and/or received Savings Plan Credits and/or Corporation Contributions and who has not received a distribution of his or her entire Account Balance.

2.18 “Performance Unit Compensation” means any amount payable to an Eligible Executive as a result of the Eligible Executive’s vesting in a Performance Unit award (including, but not limited to, share unit and restricted share unit awards) made under the terms of the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan, the Unisys Corporation 2007 Long-Term Incentive and Equity Compensation Plan, the Unisys Corporation 2010 Long-Term Incentive and Equity Compensation Plan or any successor equity-based incentive compensation plan.

2.19 “Plan” means the Unisys Corporation 2005 Deferred Compensation Plan, as set forth herein and as amended from time to time.

2.20 “Revised Election” means an election made by a Participant, in accordance with Section 7.2, to change the date as of which payment of his or her Account Balance is to commence and/or the form in which such payment is to be made.

2.21 “Savings Plan Credits” means, effective for the period January 1, 2007 through December 31, 2008, amounts automatically credited by the Corporation to the Savings Plan Credits Accounts of eligible Participants in accordance with the provisions of Article IV of the Plan.

2.22 “Savings Plan Credits Account” means that portion of a Participant’s Account to which any Savings Plan Credits under the Plan for him or her are credited.

2.23 “Separation from Service” with respect to a Participant means the Participant’s death, retirement or other termination of employment with the Corporation as determined in accordance with Code section 409A and the regulations thereunder. A Participant shall be considered to have terminated employment for this purpose when the Participant and the Corporation anticipate that the Participant will no longer perform services, as an employee or independent contractor, after a certain date or that the level of services the Participant would perform after such date, as an employee or independent contractor, will permanently decrease to no more than 20 percent (20%) of the average level of the Participant’s services performed over the immediately preceding 36-month period.

2.24 “Stock Units” means Unisys common stock-equivalent units. Each Stock Unit represents the equivalent of one share of Unisys common stock; therefore, the value of a Stock Unit on any given date is the Fair Market Value of a share of Unisys Common Stock on that date.

2.25 “USP” means the Unisys Savings Plan, as amended from time to time.

2.26 “Valuation Date” means each business day on which the New York Stock Exchange (or such other stock exchange designated by the Committee in its sole discretion) is open, each of which is a date on which the interest of a Participant in each of the Participant’s Accounts is valued.

Article III

Deferral of Compensation

3.1 Deferral Election.

(a) During any calendar year, each individual who is an Eligible Executive for such calendar year may, by properly completing and filing a Deferral Election in the form and manner prescribed by the Committee, elect to defer:

(1) all or a portion of his or her salary that, absent deferral under this Plan but giving effect to any deferral or salary deduction election under any other plan maintained by the Corporation (other than the USP), would be paid to him or her for services rendered during the next following calendar year; and/or

(2) up to 75 percent (75%) of his or her sales commissions that, absent deferral under this Plan but giving effect to any deferral or salary deduction election under any other plan maintained by the Corporation (other than the USP), would be paid to him or her for sales made during the next following calendar year; and

(3) all or a portion of his or her Annual Incentive Pay that, absent deferral under this Plan, but giving effect to any deferral or salary deduction election under any other plan maintained by the Corporation (other than the USP), would be earned by him or her during the next following calendar year.

(b) To be effective, generally an Eligible Executive’s Deferral Election must be properly completed and filed by (1) the date specified by the Committee, which shall be no later than December 20 of the calendar year immediately preceding the calendar year in which the amounts to be deferred, absent deferral, would be earned by the Eligible Executive, or (2) if no date is specified by the Committee, by December 20 of the calendar year immediately preceding the calendar year in which the amounts to be deferred, absent deferral, would be earned by the Eligible Executive.

(c) The following rules apply to an individual who becomes an Eligible Executive after January 1 of a calendar year, notwithstanding Section 3.1(b).

(1) An individual who becomes an Eligible Executive after January 1 of a calendar year may make and file a Deferral Election on or before the date that is 30 days after the date on which he or she becomes an Eligible Executive with respect to salary and/or sales commissions that, absent deferral, would be earned by him or her during the remainder of the calendar year after he or she filed the election, with such Deferral Election becoming effective as soon as administratively practicable after it is properly completed and filed.

(2) An Eligible Executive described in Section 3.1(c)(1), whose 30-day period under Section 3.1(c)(1) would end later than the date determined under Section 3.1(b) for a Deferral Election for the next following calendar year, may also file a Deferral Election within such 30-day period with respect to salary and/or sales commissions that, absent deferral, would be earned in the next following calendar year, regardless of whether such 30-day period ends after December 20 of the preceding year, with such Deferral Election becoming effective as soon as administratively practicable after it is properly completed and filed.

(3) An Eligible Executive may make a Deferral Election under this Section 3.1(c), (A) when he or she initially becomes an Eligible

Executive, or (B) at any subsequent time if he or she becomes an Eligible Executive again after having ceased to be an Eligible Executive at a previous time, and if he or she either had received his or her entire Account Balance attributable to his or her prior period of service as an employee before becoming an Eligible Executive again or had not been an Eligible Executive at any time during the 24-month period ending on the date he or she became an Eligible Executive again. An Eligible Executive’s service as an employee prior to the Effective Date and his or her account under the Prior Plan, if any, shall be taken into account in applying these rules.

(d) In addition to the Deferral Elections described in Section 3.1(a), an Eligible Executive may make a Deferral Election with respect to Performance Unit Compensation that, absent deferral, would be paid to the Eligible Executive. To be effective, a Deferral Election with respect to Performance Unit Compensation must be made in writing by the Eligible Executive on or before the date on which the award of Performance Unit Compensation that the Eligible Executive intends to defer is granted to the Eligible Executive.

(e) Once made, a Deferral Election shall become effective upon receipt by the Corporate Executive Compensation Department and, except to the extent otherwise provided in Section 7.2., will become irrevocable as of the relevant date specified in Section 3.1(b) through (d), as the case may be, above. An Eligible Executive’s Deferral Election must specify either a percentage or a certain dollar amount of his or her salary, sales commissions, and/or Annual Incentive Pay, and/or a percentage of his or her Performance Unit Compensation, to be deferred under the Plan. In addition, the Deferral Election must specify the portion of the year, if less than the full year, to which the Deferral Election is to apply. Notwithstanding the foregoing, if the amount that the Eligible Executive has elected to defer from any payment of compensation otherwise payable to him or her is greater than the maximum amount that would enable the Corporation to withhold any applicable federal, state, local and foreign income or employment taxes (including, but not limited to, taxes required to be withheld with respect to any Savings Plan Credits made on behalf of the Eligible Executive), any payroll deductions elected by the Eligible Executive before the beginning of the calendar year, or any amounts required to be withheld pursuant to a domestic relations order (as defined in Code section 414(p)), the Corporation will reduce the amount of the deferral to the maximum amount that will enable the Corporation to effect such tax withholding, payroll deductions or other withholding.

(f) An Eligible Executive’s Deferral Election must also specify the date on which payment of the Eligible Executive’s Account Balance is to commence and the form in which such payment is to be made.

(1) The Eligible Executive must specify the date as of which payment of his or her Account Balance is to commence and may specify that such payment is to commence:

(A) as of his or her Separation from Service;

(B) as of a specific date that is at least two years after the end of the calendar year containing the date on which the amounts to be deferred, absent deferral, would be paid to the Eligible Executive;

(C) upon the Eligible Executive’s becoming disabled (within the meaning of Code section 409A);

(D) upon a Change in Control of the Corporation; or

(E) upon the earlier (or earliest) to occur of two (or more) dates described in (A) – (D) of this Section 3.1(f)(1).

(2) The Eligible Executive must specify the form in which payment of his or her Account Balance is to be made and may specify that such payment is to be made either in a single sum or in annual installments. If the Eligible Executive elects a specific date for payment to commence under Section 3.1(f)(1)(B), then for payment(s) commencing on such date, the Eligible Executive may not elect an installment payment over a period shorter than two years or longer than five years.

(3) Notwithstanding the foregoing, a Participant may not elect a form of payment to the extent that such an election would cause any payments to be made after the March 31 first following the date that is 20 years after the date of the Participant’s Separation from Service.

(4) Notwithstanding the foregoing, if an Eligible Executive has elected that distribution be made pursuant to Section 3.1(f)(1)(A) above, and the Eligible Employee is a “specified employee” within the meaning of Code section 409A and as designated by the Committee, distribution in the form of a single sum will be made on, and distribution in the form of installments will commence on, the first day of the seventh month following the date of the Eligible Executive’s Separation from Service.

(g) Deferrals of an Eligible Executive’s salary or sales commission shall be credited to the Plan ratably throughout the year (or, where applicable, the portion of the year) to which the Deferral Election applies. Deferrals of an Eligible Executive’s Annual Incentive Pay and Performance Unit Compensation shall be credited in a single sum. Any deferral will be credited to the Plan as soon as administratively practicable after the date on which the amount, absent deferral, would be payable to the Participant.

(h) Unless an Eligible Executive’s Deferral Election specifically provides otherwise, his or her Deferral Election with respect to salary or sales commission shall expire as of the last day of the calendar year for which the Deferral Election was made, and his or her Deferral Election with respect to Annual Incentive Pay or Performance Unit Compensation shall expire as of the date on which the Annual Incentive Pay or Performance Unit Compensation that is the subject of the Deferral Election is credited under the Plan.

(i) Notwithstanding the foregoing or any provision of the Prior Plan, if an Eligible Executive who has an account under the Prior Plan receives a payment from his or her account under the Prior Plan pursuant to Section 6.3 of the Prior Plan (or any successor to such provision of the Prior Plan) during any year, the Eligible Executive may not make a Deferral Election under this Plan for the two years immediately following the year in which he or she requested the payment under the Prior Plan, and any Deferral Election that the Eligible Executive purports to make for those two years shall not be given effect.

Article IV

Savings Plan Credits

4.1 Savings Plan Credits. Savings Plan Credits will not be made on or after January 1, 2009.

4.2 Vesting. Effective January 1, 2007:

(a) Participants will be fully vested in their Savings Plan Credits Accounts, if any.

(b) Notwithstanding any provision of the Plan to the contrary, any amounts credited to a Participant’s Savings Plan Credits Account will be immediately forfeited in the event it is found by the Committee that a Participant, either during or following Separation from Service, willfully engaged in any activity which is determined by the Committee to be materially adverse or detrimental to the interests of the Corporation, including, but not limited to, any activity which might reasonably be considered by the Committee to be of a nature warranting dismissal of an employee for cause. While the Committee’s decision is pending, the Committee may suspend the payment of benefits to such Participant, and will furnish notice to the Participant of such review. The Committee will consider in its deliberation relative to this provision any explanation or justification submitted to it in writing by the Participant within 60 days following the giving of such notice. The acceptance by a Participant of any benefit under this Plan shall constitute an agreement with the provisions of this Plan and a representation that he or she is not engaged or employed in any activity serving as a basis for suspension or forfeiture of benefits hereunder. The Committee may require each Participant eligible for a benefit under this Plan to acknowledge in writing prior to payment of such benefit that he or she will accept payment of benefits under this Plan only if there is no basis for such suspension or forfeiture.

4.3 Timing of Savings Plan Credits. Savings Plan Credits to a Participant’s Savings Plan Credits Account under Section 4.1(a) will commence to be credited each payroll period following the first payroll period for the calendar year in which the Participant’s compensation (as defined under the USP) exceeds the maximum amount of compensation that is permitted to be taken into account under Code section 401(a)(17). Savings Plan Credits to a Participant’s Savings Plan Credits Account pursuant to Section 4.1(b) will be credited to the Plan ratably throughout the year (or, where applicable, the portion of the year) to which the corresponding Deferral Election applies. Any Savings Plan Credits will be credited to the Plan as soon as administratively practicable after the applicable pay period to which such Savings Plan Credits are applicable. This Section 4.3 will not apply on or after January 1, 2009.

4.4 Distribution of Savings Plan Credits. Amounts credited to a Participant’s Savings Plan Credits Account will be distributed to the Participant as a single sum distribution upon his or her Separation from Service; provided, however, that if the Participant is a “specified employee” (within the meaning of Code section 409A and as designated by the Committee) at such time, distribution will be made in a single sum on the first day of the seventh month following the date of the Participant’s Separation from Service.

Article V

Corporation Contributions

5.1 Corporation Contributions. The Corporation may make Corporation Contributions to a Participant’s Corporation Contributions Account from time to time.

5.2 Vesting. Participants will vest in their Corporation Contributions Accounts according to the schedule established by the Corporation when the Corporation Contribution is made to that Corporation Contributions Account. Notwithstanding the foregoing, if a Participant dies while employed by the Corporation, the Participant will be fully vested in all his or her Corporation Contributions Accounts, if any.

Article VI

Treatment of Deferred Amounts

6.1 Memorandum Account.

(a) The Corporation shall establish on its books a separate Account for each Participant for each calendar year in which the Participant defers amounts pursuant to a Deferral Election. In addition, Corporation Contributions, if any, and, effective January 1, 2007, Savings Plan Credits, if any, will be credited to a Participant’s Account and recorded in a separate Corporation Contributions Account and Savings Plan Credits Account, respectively, therein. Performance Unit Compensation will be credited to the Participant’s Account as Stock Units. As of each Valuation Date, incremental amounts determined in accordance with Section 6.2 will be credited or debited to each Participant’s Account. Any payments made to or on behalf of the Participant and for his or her Beneficiary shall be debited from the Account. No assets shall be segregated or earmarked with respect to any Account, and no Participant or Beneficiary shall have any right to assign, transfer, pledge or hypothecate his or her interest or any portion thereof in his or her Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust or a funded arrangement of any sort and shall be merely for the purpose of recording an unsecured contractual obligation of the Corporation.

(b) If the Corporation shall issue a stock dividend on the Unisys Common Stock, stock dividend equivalents shall be credited to the Participant’s Stock Units Account, as of the dividend payment date, as Stock Units in the same amount as the stock dividends to which the Participant would have been entitled if the Stock Units were shares of Unisys Common Stock. Cash dividends, if any, shall be credited to the Stock Units Account, as of the dividend payment date, in the form of Stock Units based on the Fair Market Value of the Unisys Common Stock on the dividend payment date. The Stock Units Account shall be appropriately adjusted to reflect splits, reverse splits, or comparable changes to the Corporation’s Common Stock.

6.2 Investment Measurement Options.

(a) Subject to the provisions of this Section 6.2, a Participant’s Account shall be credited or debited with amounts equal to the amounts that would be earned or lost with respect to the Participant’s Account Balance (including, with respect to Stock Units, dividend equivalents and other adjustments) if amounts equal to that Account Balance were actually invested in the Investment Measurement Options in the manner specified by the Participant.

(b) Each Eligible Executive may elect, at the same time as a Deferral Election is made, to have one or more of the Investment Measurement Options applied to current deferrals. Such election with respect to current deferrals may be changed at any time upon appropriate notice to the Plan recordkeeper. Corporation Contributions and Savings Plan Credits will be hypothetically invested in the same manner as amounts attributable to a Participant’s Deferral Elections for such calendar year, unless the Participant elects otherwise if permitted by the Committee.

(c) Subject to the restrictions described in Sections 6.2(d) and (e), a Participant may elect to change the manner in which Investment Measurement Options apply to existing Account Balances. Such an election will be effective as soon as practicable after the Participant has provided appropriate notice to the Plan recordkeeper.

(d) Notwithstanding anything to the contrary in the Plan, deferrals of Performance Unit Compensation will be held as Stock Units and may not be treated as invested under any other Investment Measurement Option.

(e) The following rules apply to Investment Measurement Options.

(1) The percentage of a Participant’s current deferrals and/or Account Balance to which a specified Investment Measurement Option is to be applied must be in integral multiples of one percent (1%). The Participant may change the specified Investment Measurement Options which shall apply to his or her Account(s) on any business day as of which the Plan’s recordkeeper is open for business. Changes in a specified Investment Measurement Option with respect to a Participant’s Account will be effective as soon as administratively practicable following receipt of the Participant’s election.

(2) To the extent that a Participant has not specified an Investment Measurement Option to apply to all or a portion of his or her current deferrals, Corporation Contributions, Account Balance and/or, effective January 1, 2007, Savings Plan Credits, the Fidelity Balanced Fund (effective as of January 1, 2007) or such other fund as designated by the Committee from time to time shall be deemed to be the applicable Investment Measurement Option.

(3) The chosen Investment Measurement Option or Options shall apply to deferred amounts on and after the date on which such amounts are credited to the Participant’s Account.

(f) The Committee shall have the authority to modify the rules and restrictions relating to Investment Measurement Options (including the authority to change such Investment Measurement Options prospectively) as it, in its sole discretion, deems necessary.

Article VII

Payment of Deferred Amounts

7.1 Form and Time of Payment. The benefits to which a Participant or a Beneficiary may be entitled under the Plan shall be paid in accordance with this Section 7.1.

(a) All payments under the Plan shall be made in cash in U.S. dollars, provided, however, that unless otherwise provided by the Committee, Stock Units shall be paid in shares of Unisys Common Stock.

(b) Except as otherwise provided in Section 4.4 with respect to Savings Plan Credits or in Section 7.1(e), 7.2 or 7.3, (1) for payment of a Participant’s Account Balance upon Separation from Service, the Account Balance shall be valued as of the last Valuation Date in the month in which the Participant’s Separation from Service occurs and payment shall commence on the first day of the next month (notwithstanding the foregoing, if the Participant is a “specified employee” within the meaning of Code section 409A and as designated by the Committee, distribution in a single sum will be made on, or distribution in installments will commence on, the first day of the seventh month following the date of the Participant’s Separation from Service), (2) for payment upon any other date or dates specified in the Participant’s Deferral Election or Elections or the Participant’s Revised Election or Elections (to the extent that the Revised Election or Elections has or have become effective) the Account Balance shall be valued as of the last Valuation Date in the month in which such date occurs and payment shall commence on the first day of the next month, and (3) all payments shall be made in the form or forms specified in the Participant’s Deferral Election or Elections or the Participant’s Revised Election or Elections (to the extent that the Revised Election or Elections has or have become effective), provided, however, that payment of a Participant’s Savings Plan Credits Account will be made in the form of a single sum upon the Participant’s Separation from Service with the Corporation, or later, as provided in Section 4.4.

(c) To the extent a Participant has not specified the form or time of payment of his or her Account Balance, payment of the portion of the Participant’s Account attributable to Deferral Elections and the Participant’s Corporation Contributions Account will be made in a single sum upon the Participant’s Separation from Service. Notwithstanding the foregoing, if the Participant is a “specified employee” within the meaning of Code section 409A and as designated by the Committee, distribution will be made in a single sum on the first day of the seventh month following the date of the Participant’s Separation from Service.

(d) To the extent a Participant has elected payment in the form of annual installments, each installment payment after the initial installment payment shall be made on or about March 31 of each year following the year in which the first installment was paid. With respect to each Deferral Election made by a Participant, the amount of each annual installment payment to be made to a Participant or Beneficiary under such Deferral Election shall be determined by dividing the portion of the Participant’s Account Balance attributable to such Deferral Election as of the latest Valuation Date preceding the date of payment by the number of installments remaining to be paid under such Deferral Election, and the number of shares of Unisys Common Stock delivered to a Participant who is receiving installments from his or her Stock Units Account shall be the quotient of (x) divided by (y) where (x) equals the amount to be distributed in an installment and (y) equals the Fair Market Value on the Valuation Date, with the amount attributable to any fractional share payable in cash in U.S. dollars.

(e) Notwithstanding any Deferral Election made by the Participant or any provision of the Plan to the contrary:

(1) If the Participant’s Separation from Service occurs before the specific date as of which all or a portion of the Participant’s Account Balance is scheduled to be paid, the payment of that portion of the Participant’s Account Balance will commence upon the Participant’s Separation from Service and will be made in the form elected by the Participant with respect to a distribution upon Separation from Service. Notwithstanding the foregoing, if the Participant is a “specified employee” within the meaning of Code section 409A and as designated by the Committee, distribution in a single sum will be made on, or distribution in installments will commence on, the first day of the seventh month following the date of the Participant’s Separation from Service.

(2) If a Participant’s Separation from Service occurs after the Participant begins to receive any portion of an Account Balance that was to be paid to the Participant as of a specific date, the remaining portion of such Account Balance shall continue to be distributed in accordance with the form of payment being made to the Participant at the time of his or her Separation from Service.

(3) If, at the time of a Participant’s Separation from Service, the balance in all of a Participant’s Accounts is $10,000 or less, the balance in all the Participant’s Accounts shall be paid to the Participant in a single sum upon the Participant’s Separation from Service, provided, however, that if the Participant is a “specified employee” within the meaning of Code section 409A and as designated by the Committee, the balance in all the Participant’s Accounts shall be paid to the Participant in a single sum on the first day of the seventh month following the date of the Participant’s Separation from Service.

(4) Any portion of a Participant’s Account Balance that has not been paid to the Participant as of the date of his or her death shall be paid to the Participant’s Beneficiary in a single sum on the first day of the month following the month in which the Participant’s death occurs.

(5) If a Participant demonstrates to the satisfaction of the Committee that he or she has incurred an “unforeseeable emergency” within the meaning of Code section 409A, the Participant may receive a distribution of the amount necessary to meet his or her unforeseeable emergency as determined by the Committee in accordance with Code section 409A and regulations thereunder.

7.2 Revised Election.

(a) Pursuant to a Revised Election, a Participant may specify:

(1) a date for the commencement of the payment of the Participant’s Account Balance attributable to Deferral Elections that, if the Participant originally elected a specified date for payment (as opposed to payment upon Separation from Service), is a date at least five years after the date specified in the Participant’s applicable Deferral Election; and/or

(2) a form of payment that calls for a greater number of annual installment payments than that specified in the Participant’s applicable Deferral Election, or a number of annual installment payments where the Participant specified a single sum payment in his or her applicable Deferral Election, provided that the first installment begins no earlier than five years after the date on which the Participant originally elected that distribution commence.

(3) Notwithstanding the foregoing, a Participant may not elect a time of benefit commencement and/or a form of payment to the extent that such an election would cause any payments to be made after the March 31 first following the date that is 20 years after the date of the Participant’s Separation from Service.

(b) A Participant may make no more than three Revised Elections with respect to the portion of the Participant’s Accounts attributable to Deferral Elections.

(c) To be effective, a Revised Election must:

(1) meet the requirements of Sections 7.2(a) and 7.2(b) above;

(2) be made in writing by the Participant on a form furnished for such purpose by the Corporate Executive Compensation Department; and

(3) be submitted to the Corporate Executive Compensation Department on or before the date that is one year before the date on which the portion of the Participant’s Account Balance attributable to the Deferral Election that is the subject of the Revised Election would, absent the Revised Election, first become payable.

7.3 SEC Rule 16b. If deemed necessary to comply with Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, the Corporation may delay payment with respect to Stock Units until six months following the date on which the Stock Units were credited to the Participant’s Account.

Article VIII

Miscellaneous

8.1 Amendment. The Board may modify or amend, in whole or in part, any of or all the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such modification, amendment, suspension or termination may not, without the Participant’s consent, adversely affect any amount credited to him or her under the Plan for any period prior to the effective date of such modification, amendment, suspension or termination, except that no Participant consent is necessary if such modification, amendment, suspension or termination is necessary to comply with the requirements of Code section 409A. The Plan shall remain in effect until terminated pursuant to this provision.

8.2 Administration. The Committee shall have the sole authority to interpret the Plan and in its sole discretion to establish and modify administrative rules for the Plan, including, but not limited to, establishing rules regarding elections, hypothetical investments and distributions. The Committee may delegate to any person or persons the authority and responsibility for all or any aspect of administration of the Plan in its sole discretion, and any provision of the Plan referring to the Committee shall apply to any such delegate in the same manner as to the Committee, except to the extent specifically provided otherwise therein. Notwithstanding any provision of the Plan to the contrary, the Committee (or its delegate) shall administer the Plan in a manner that is consistent with the requirements of Code section 409A. All expenses and costs in connection with the operation of this Plan shall be borne by the Corporation. The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan any federal, state, local or foreign taxes required by law to be withheld, and any associated interest and/or penalties.

8.3 Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania except as such laws may be superseded by the federal law and without regard to Pennsylvania’s conflict of laws rules.

8.4 Unfunded Plan. It is intended that the Plan constitute an “unfunded” plan for deferred compensation. The Corporation may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan; provided, however, that, unless the Corporation otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Any liability of the Corporation to any person with respect to any Account under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

8.5 Payment of FICA and Other Taxes. Generally, any Federal Insurance Contributions Act (“FICA”) or other taxes that are payable by the Participant and are required to be withheld by the Corporation during any period with respect to amounts deferred under the Plan pursuant to Section 3.1 or, effective January 1, 2007, amounts credited by the Corporation pursuant to Sections 4.1 or 5.1 during such period shall be withheld from the compensation otherwise currently payable to the Participant during the period.